UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2007

TECHTARGET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33472 (Commission File Number)	04-3483216 (I.R.S. Employer Identification No.)
117 Kendrick Street, Needham MA (Address of Principal Executive Offices)		02494 (Zip Code)
Registrant’s telephone number, including area code: (781) 657-1000
_____________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

In connection with the filing by TechTarget, Inc. (the "Company") on August 7, 2007 on Form 8-K and the related press release and financial statements filed as exhibit thereto, the Company is filing this Form 8-K/A in order to correct a computational error that appears in the Company's Consolidated Statement of Operations with respect to the "Net income (loss) per common share" amounts and the "Weighted average common share outstanding" amounts (both Basic and Diluted, in each case) for the six months ended June 30, 2007.

The correction of this computational error results in the net loss per common share for the six months ended June 30, 2007 increasing from a loss of $0.05 per share to a loss of $0.06 per share. Specifically, the number of weighted average common shares outstanding for the six months ended June 30, 2007 is 16,246,313; in the previously filed Consolidated Statement of Operations, this amount had been calculated as 17,373,997. As a result of this decrease in the number of weighted average common shares outstanding, the net loss per common share amount increased from a loss of $0.0528 to a loss of $0.0564, and due to the rounding of these amounts, the Company's net loss per common share amount increased from a loss of $0.05 to a loss of $0.06. The computational error discussed above did not result in any change affecting the three month period ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2007	TECHTARGET, INC. (Registrant)
	By:	/s/ Eric Sockol Treasurer and Chief Financial Officer